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                                                                      EXHIBIT 21


                              CITIZENS CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                Citizens Insurance Company of America (Michigan)
                      Citizens Management Inc. (Michigan)
                   Citizens Insurance Company of Ohio (Ohio)
              Citizens Insurance Company of the Midwest (Indiana)



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